     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 1998

                                                        REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                --------------

GREEN TREE FINANCIAL CORPORATION             DELAWARE                  41-1807858
    GT CAPITAL TRUST I                       DELAWARE                  APPLIED FOR
   GT CAPITAL TRUST II                       DELAWARE                  APPLIED FOR
   GT CAPITAL TRUST III                      DELAWARE                  APPLIED FOR
   GT CAPITAL TRUST IV                       DELAWARE                  APPLIED FOR
      (EXACT NAME OF
        REGISTRANT
    AS SPECIFIED IN ITS            (STATE OR OTHER JURISDICTION     (I.R.S. EMPLOYER
         CHARTER)                OF INCORPORATION OR ORGANIZATION) IDENTIFICATION NO.)

  1100 LANDMARK TOWERS 345 ST. PETER            JOEL H. GOTTESMAN
 STREET SAINT PAUL, MINNESOTA 55102-    1100 LANDMARK TOWERS 345 ST. PETER
         1639 (612) 293-3400           STREET SAINT PAUL, MINNESOTA 55102-
  (ADDRESS, INCLUDING ZIP CODE, AND            1639 (612) 293-3400
   TELEPHONE NUMBER, INCLUDING AREA    (NAME, ADDRESS AND TELEPHONE NUMBER,
   CODE, OF REGISTRANT'S PRINCIPAL      INCLUDING AREA CODE, OF AGENT FOR
          EXECUTIVE OFFICES)                         SERVICE)

                                    COPY TO:
                            CHARLES F. SAWYER, ESQ.
                              DORSEY & WHITNEY LLP
                             220 SOUTH SIXTH STREET
                       MINNEAPOLIS, MINNESOTA 55402-4302
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the box. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
                                           PROPOSED
 TITLE OF EACH CLAIM OF                    MAXIMUM     PROPOSED MAXIMUM   AMOUNT OF
    SECURITIES TO BE      AMOUNT TO BE  OFFERING PRICE     AGGREGATE     REGISTRATION
     REGISTERED(1)        REGISTERED(1)  PER UNIT(2)   OFFERING PRICE(1)    FEE(1)
--------------------------------------------------------------------------------------
Debt Securities of Green
 Tree Financial Corpora-
 tion(3)
-------------------------------------------
Common Stock, par value
 $.01 per share, of
 Green Tree Financial
 Corporation(4)
-------------------------------------------
Preferred Stock, par
 value $.01 per share,
 of Green Tree Financial
 Corporation(4)
-------------------------------------------
Depositary Shares of
 Green Tree Financial
 Corporation
-------------------------------------------
Preferred Securities of
 the GT Trusts
-------------------------------------------
Guarantees of Green Tree
 Financial Corporation
 of Preferred Securities
 issued by the GT Trusts
 and certain back-up ob-
 ligations
-------------------------------------------
Stock Purchase Contracts
 of Green Tree Financial
 Corporation
-------------------------------------------
Stock Purchase Units of
 Green Tree Financial
 Corporation
-------------------------------------------
Total                      $1,000,000        100%         $1,000,000       $295(5)
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. Securities registered hereby may be sold separately or together with other securities registered hereby.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).
(3) In the case of Debt Securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above or, in the case of Debt Securities denominated in a currency other than U.S. dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such Debt Securities in U.S. dollars at the spot exchange rate in effect on the date such Debt Securities are initially offered to the public.
(4) Such indeterminate number of shares of Common Stock or Preferred Stock, as applicable, as may be issued from time to time at indeterminate prices.
(5) The amount of Securities being carried forward from Registration Statement No. 33-51804, pursuant to Rule 429, is $3,350,000. A filing fee of $1,046.87 was paid with respect to such securities.

  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS HEREIN IS A COMBINED PROSPECTUS AND ALSO RELATES TO UP TO $3,350,000 OF UNSOLD SECURITIES OF THE COMPANY COVERED BY REGISTRATION STATEMENT NO. 33-51804 PREVIOUSLY FILED WITH THE COMMISSION ON FORM S-3 AND DECLARED EFFECTIVE SEPTEMBER 18, 1992. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-51804.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED MARCH 18, 1998

PROSPECTUS

                                     $

                      [LOGO OF GREEN TREE APPEARS HERE]

    DEBT SECURITIES, COMMON STOCK, PREFERRED STOCK,DEPOSITARY SHARES, STOCK
                  PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

                                  -----------

                               GT CAPITAL TRUST I
                              GT CAPITAL TRUST II
                              GT CAPITAL TRUST III
                              GT CAPITAL TRUST IV
                           TRUST PREFERRED SECURITIES
                     FULLY AND UNCONDITIONALLY GUARANTEED,
                       TO THE EXTENT SET FORTH HEREIN, BY
                        GREEN TREE FINANCIAL CORPORATION

  Green Tree Financial Corporation ("Green Tree" or the "Company") may offer from time to time in one or more series (i) its unsecured debt securities, which may be senior (the "Senior Debt") or subordinated (the "Subordinated Debt," and together with the Senior Debt, the "Debt Securities"); (ii) shares of its common stock (the "Common Stock"); (iii) shares of its preferred stock (the "Preferred Stock"); (iv) depositary shares (the "Depositary Shares") representing fractional shares of Preferred Stock and evidenced by depositary receipts; (v) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase shares of Common Stock; or (vi) Stock Purchase Units, in each case on terms to be determined at the time of sale.

  GT Capital Trust I, GT Capital Trust II, GT Capital Trust III and GT Capital Trust IV (each a "GT Trust" and together, the "GT Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer from time to time, in each case at prices and on terms to be determined at the time of sale, trust preferred securities, representing undivided beneficial ownership interests in the assets of the respective GT Trust ("Preferred Securities") with the payment of periodic cash distributions ("Distributions") and payments on liquidation, redemption or otherwise of such Preferred Securities guaranteed (each a "Guarantee" and together, the "Guarantees", and together with the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Stock Purchase Contracts and the Stock Purchase Units, the "Securities") on a subordinated basis by the Company to the extent described herein. The Company's obligations under the Guarantees will rank on a parity with the most senior preferred or preference stock now or hereafter issued by the Company. Subordinated Debt (as defined herein) may be issued and sold from time to time in one or more series by the Company to a GT Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Trust. Subordinated Debt purchased by a GT Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such GT Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. Each Guarantee, when taken together with the Company's obligations under the related Subordinated Debt, the Subordinated Indenture (as defined herein) and the Declaration (as defined herein) of the related Trust, including the Company's obligations to pay costs, expenses, debts and liabilities of such GT Trust (other than with respect to the Preferred Securities and the Common Securities of such Trust), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on such Preferred Securities.
                                                    (continued on the next page)

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------
  The Securities may be sold to or through underwriters, dealers or agents for public offering or directly to other purchasers pursuant to the terms of the offering fixed at the time of sale. See "Plan of Distribution." Any underwriters, dealers or agents participating in an offering of Securities will be named in the accompanying Prospectus Supplement or Prospectus Supplements. Such underwriters, dealers or agents may be deemed "underwriters" within the meaning of the Securities Act of 1933.

                                  -----------

                 THE DATE OF THIS PROSPECTUS IS         , 1998.

  Specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an applicable Prospectus Supplement ("Prospectus Supplement"), together with the terms of the offering of the Securities, the initial offering price, the net proceeds to the Company or a GT Trust, as applicable, from the sale thereof and any listing on a securities exchange. The Prospectus Supplement will also set forth, among other matters, the following with respect to the particular Securities: (i) in the case of Debt Securities, the title, priority, aggregate principal amount, the currency or currency unit for which the Debt Securities may be purchased, the currency or currency unit in which the principal and interest, if any, is payable, the rate (or method of calculation) and time of payment of interest, if any, authorized denominations, maturity, any redemption or sinking fund provisions and any conversion or exchange rights, (ii) in the case of Preferred Stock, the designation, number of shares, liquidation preference, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions and any conversion or exchange rights and whether interests in the Preferred Stock will be represented by Depositary Shares, (iii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which Distributions shall be payable and dates from which Distributions shall accrue, any voting rights, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt, (iv) in the case of Stock Purchase Contracts, the number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof; (v) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and of any other securities comprising a part of such Stock Purchase Unit and the terms of the offering and sale thereof, and (vi) the initial public offering price and the net proceeds to the Company or a GT Trust and other specific terms related to the offered Securities.

  The aggregate initial public offering price of all Securities shall not
exceed $               (or, if any Securities are issued (i) with an initial
offering price denominated in a foreign currency or currency unit, such amount
as shall result in aggregate gross proceeds equivalent to $               at
the time of initial offering or (ii) at an original issue discount, such greater amount as shall result in aggregate gross proceeds of
$              ).

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS IN CONNECTION WITH THE OFFERING OF THE SECURITIES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange and on the Pacific Stock Exchange. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

  The Company and the GT Trusts have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain pars of which are omitted in accordance wtih the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, and exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

  No separate financial statements of the GT Trusts have been included or incorporated by reference herein. The Company does not believe that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the GT Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the GT Trusts have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial ownership interests in their assets and investing the proceeds thereof in Subordinated Debt issued by the Company and (iii) the obligations of the GT Trusts under the Preferred Securities are guaranteed by the Company to the extent described herein. See "Description of Subordinated Debt" and "Description of Guarantees."

  The GT Trusts are not currently subject to the informational reporting requirements of the Exchange Act. The GT Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Annual Report of the Company on Form 10-K for the year ended December 31, 1997, which has been filed with the Commission, is hereby incorporated by reference in this Prospectus.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than certain exhibits to such documents for which the Company may impose a copying charge. Requests for such copies should be directed to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$" or "dollars").

                               ----------------

                       GREEN TREE FINANCIAL CORPORATION

  Green Tree Financial Corporation (the "Company") is a diversified financial services company that provides financing for manufactured homes, home equity, home improvements, consumer products and equipment and provides consumer and commercial revolving credit. The Company's insurance agencies market physical damage and term mortgage life insurance and other credit protection relating to the customers' contracts it services. The Company is the largest servicer of manufactured housing contracts in the United States. Through its principal offices in Saint Paul, Minnesota and service centers throughout the United States, the Company serves all 50 states.

  The Company pools and securitizes substantially all of the contracts it originates, retaining the servicing on the contracts. Such pools are structured into asset-backed securities which are sold in the public securities markets. In servicing the contracts, the Company collects payments from the borrower and remits principal and interest payments to the holder of the contract or investor certificate backed by the contracts.

  The Company was originally incorporated under the laws of the State of Minnesota in 1975. In 1995 the Company reincorporated under the laws of the State of Delaware. Green Tree Financial Corporation's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, and its telephone number is (612) 293-3400. Unless the context otherwise requires, the "Company" means Green Tree Financial Corporation and its subsidiaries.

                                 THE GT TRUSTS

  Each of the GT Trusts is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to (i) a declaration of trust, dated as of March 16, 1998, executed by the

Company, as sponsor (the "Sponsor"), and the trustees of such GT Trust and
(ii) a certificate of trust, dated as of March 16, 1998, filed with the Secretary of State of the State of Delaware. Each such declaration will be amended and restated in its entirety (as so amended and restated, each a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Company will acquire common securities representing undivided beneficial ownership interests in the assets of each GT Trust (the "Common Securities," and together with the Preferred Securities, the "Trust Securities") in an aggregate liquidation amount equal to at least 3% of the total capital of such GT Trust, at the same time as the Preferred Securities are sold. Each GT Trust will use all the proceeds derived from the issuance of its Trust Securities to purchase Subordinated Debt and, accordingly, the assets of each GT Trust will consist solely of Subordinated Debt. Each GT Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) investing the gross proceeds from such sales in Subordinated Debt and (iii) engaging in only those other activities necessary or incidental thereto.

  Each GT Trust's business and affairs will be conducted by the trustees of such GT Trust (the "Trustees") appointed by the Company as holder of all the Common Securities. Pursuant to the Declaration, there will initially be five trustees (the "Trustees") for each GT Trust. For each GT Trust, three of the Trustees (the "Regular Trustees") will be individuals who are employees or officers of or who are affiliated with the Company. An additional trustee will be a financial institution that is unaffiliated with the Company, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authorities (the "Property Trustee"). Such trustee, or a fifth trustee, must be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially for each Trust, Wilmington Trust Company will act as Property Trustee and as Delaware Trustee, in each case until removed or replaced by the Company as the holder of the Common Securities.

  The Property Trustee will hold title to the applicable Subordinated Debt for the benefit of the holders of the Trust Securities and, as the holder of Subordinated Debt, the Property Trustee will have the power to exercise all rights, powers and privileges of a holder of Subordinated Debt under the Subordinated Indenture. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of Subordinated Debt for the benefit of the holders of the Trust Securities. The Company, as the holder of all the Common Securities, will have the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees will be at least three; provided further that at least one Trustee will be a Delaware Trustee, at least one Trustee will be the Property Trustee and at least one Trustee will be a Regular Trustee. The Company, as issuer of the Subordinated Debt to be held by the GT Trusts, will pay all fees and expenses related to the organization and operations of the GT Trusts (including any taxes, duties, assessments or governmental charges of whatever nature (other than United States withholding taxes) imposed by the United States or any other domestic taxing authority upon the GT Trusts) and the offering of the Trust Securities and be responsible for all debts and obligations of the GT Trusts (other than with respect to the Trust Securities).

  For each GT Trust, for so long as the Preferred Securities of such GT Trust remain outstanding, the Company will covenant, among other things, to maintain 100% ownership of the Common Securities of such GT Trust, to cause such GT Trust to remain a statutory business trust and to use its commercially reasonable efforts to ensure that such GT Trust will not be an "investment company" for purposes of the Investment Company Act of 1940 (the "Investment Company Act"). See "Description of Debt Securities-- Certain Provisions Applicable to Trusts."

  The rights of the holders of the Preferred Securities of a GT Trust, including economic rights, rights to information and voting rights, are set forth in the Declaration of such GT Trust and the Trust Indenture Act. See "Description of Preferred Securities." Declarations and Guarantees also incorporate by reference the terms of the Trust Indenture Act.

  The office of the Delaware Trustee for each GT Trust is Wilmington Trust Company, Rodney Square North, 1100 North Market, Wilmington, Delaware 19890-0001. The location of the principal executive office of each GT Trust is c/o Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                                 RISK FACTORS

  In addition to the other information set forth in this prospectus the following factors should be considered carefully in evaluating an investment in the Securities offered by this Prospectus.

LIQUIDITY AND CAPITAL RESOURCES

  The Company requires continued access to the capital markets to support its purchase and origination of contracts and to sell asset-backed securities. To satisfy its financial needs, the Company relies on long-term and short-term debt, cash flow generated from the sale of contracts, internally generated funds from operations and, when appropriate, credit enhancement provided through letters of credit and surety bonds issued by institutions. Any impediments to the Company's ability to access the capital markets, including significant changes in market interest rates, general economic conditions or the perception in the capital markets of the Company's financial condition or prospects, could have a material adverse effect on the Company's financial condition and results of operations.

CREDIT AND PREPAYMENT RISK

  The Company retains substantial amounts of risk of default on the loan portfolios that it sells. The Company's interest only securities are subordinated to the rights of investor/owners of the contracts. In addition, under certain securitized sale structures corporate guarantees, bank letters of credit, surety bonds that provide limited recourse to the Company, cash deposits or other equivalent collateral have been provided by the Company as additional forms of credit enhancement. The company believes that the valuation of its interest only securities is adequate in providing for expected future credit losses consistent with current economic conditions as well as historical default and loss experiences of the Company's entire loan portfolio.

  The Company's expectations used in valuing its interest only securities are subject to volatility that could materially affect operating results. Prepayments resulting from obligor mobility, general and regional economic conditions, competitive pressures and prevailing interest rate as well as actual losses incurred may vary from the performance projected by the Company. The Company recognizes the impact of valuation differences considered permanent by adjustments to earnings immediately, while temporary differences are reflected through adjustments to equity.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Securities will be used for general corporate purposes, including repayment of outstanding indebtedness of the Company, investments in, or extension of credit to, the Company's subsidiaries and possible acquisitions. Specific allocations of the proceeds to such purposes may not have been made at the date of the applicable Prospectus Supplement, although management of the Company will have determined that funds should be obtained at that time in anticipation of future funding requirements. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company and the availability and cost of other funds. Pending such application, such net proceeds may be temporarily invested or applied to the reduction of short-term indebtedness. Each GT Trust will invest all of its net proceeds from the sale of any Preferred Securities in Subordinated Debt.

  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                          SEPTEMBER 30,       DECEMBER 31,
                                          ------------- ------------------------
                                           1997   1996  1996 1995 1994 1993 1992
                                          ------ ------ ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges.......               7.83 7.90 7.98 4.81 3.55

  For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense. The Company had no preferred stock outstanding during the periods indicated.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities constituting part of the senior debt of the Company (the "Senior Debt") will rank equally with all other unsecured debt of the Company except subordinated debt. The Debt Securities constituting part of the subordinated debt of the Company (the "Subordinated Debt") will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all present and future Senior Indebtedness (as defined below) of the Company. The Debt Securities constituting Senior Debt will be issued under an indenture, dated as of September 1, 1992, between the Company and U.S. Bank Trust National Association, Trustee (the "Senior Indenture"), and the Debt Securities constituting Subordinated Debt will be
issued under an indenture, dated as of          , 1998, between the Company
and U.S. Bank Trust National Association, as Trustee (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are hereinafter collectively referred to as the "Indentures" and, individually, as an "Indenture". This Prospectus contains descriptions of all material provisions of the Indentures. The summary of such provisions of the Indentures does not purport to be complete; copies of such Indentures are filed or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part. All articles and sections of the applicable Indenture, and all capitalized terms set forth below, have the meanings specified in the applicable Indenture. Particular provisions of Subordinated Debt held by any GT Trust will be contained in the certificates evidencing such Subordinated Debt and described in the applicable Prospectus Supplement accompanying this Prospectus; a copy of the form of such Subordinated Debt to be held by any GT Trust is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

  Neither Indenture limits the amount of debentures, notes or other evidences of indebtedness which may be issued thereunder. Each Indenture provides that Debt Securities may be issued from time to time in one or more series. Except as described under "Consolidation, Merger and Sale of Assets", neither Indenture affords holders of Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction involving the Company that may adversely affect holders of Debt Securities.

  Reference is made to the applicable Prospectus Supplement for the following terms and other information with respect to the Debt Securities being offered thereby: (1) the title of such Debt Securities and whether such Debt Securities will be Senior Debt or Subordinated Debt; (2) any limit on the aggregate principal amount of such Debt Securities; (3) whether the Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, and if Bearer Securities are issued, whether Bearer Securities may be exchanged for Registered Securities and the circumstances and places for such exchange, if permitted; (4) whether the Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global Debt Securities ("Global Securities") in registered or bearer form and, if so, the identity of the depositary, if any, for such Global Security or Securities;
(5) the date or dates (or manner of determining the same) on which such Debt Securities will mature; (6) the rate or rates (or manner of determining the same) at which such Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue; (7) the dates (or manner of determining the same) on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates for Debt Securities which are Registered Securities, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global Debt Security on an Interest Payment
Date will be paid if other than in the manner described under "Global Securities" below; (8) any mandatory or optional sinking fund or analogous provisions; (9) each office or agency where, subject to the terms of the applicable Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable and each office or agency where, subject to the terms of the applicable Indenture as described below under "Denominations, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange; (10) the date, if any, after which, and the price or prices in the currency or currency unit in which, such Debt Securities are payable pursuant to any optional or mandatory redemption provision; (11) any provisions for payment of additional amounts for taxes and any provision for redemption, in the event the Company must comply with reporting requirements in respect of a Debt Security or must pay such additional amounts in respect of any Debt Security; (12) the terms and conditions, if any, upon which the Debt Securities of such series may be repayable prior to maturity at the option of the holder thereof (which option may be conditional) and the price or prices in the currency or currency unit in which such Debt Securities are payable; (13) the denominations in which any Debt Securities which are Registered Securities will be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable if other than the denomination of $5,000; (14) the currency, currencies or currency units for which such Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and interest, if any, on such Debt Securities may be payable; (15) any index used to determine the amount of payments of principal of and premium, if any, and interest, if any, on such Debt Securities; (16) the terms and conditions, if any, pursuant to which such Debt Securities may be converted or exchanged for other securities of the Company or any other person; (17) the terms and conditions, if any, pursuant to which the principal of and premium, if any, and interest, if any, on such Debt Securities are payable at the election of the Company or the holder thereof, in securities or other property; and (18) other terms of the Debt Securities.

  If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or interest, if any, on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in an applicable Prospectus Supplement relating thereto.

  One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series will be further described in an applicable Prospectus Supplement.

SUBORDINATED DEBT

  The Subordinated Debt will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all present or future Senior Indebtedness. "Senior Indebtedness" is defined to mean (a) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments, (b) indebtedness under capitalized leases, (c) any indebtedness representing the deferred and unpaid purchase price of any property or business, and (d) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation; except that the following does not constitute Senior Indebtedness: (i) indebtedness evidenced by the Subordinated Debt, (ii) indebtedness which is expressly made equal in right of payment with the Subordinated Debt or subordinate and subject in right of payment to the Subordinated Debt, (iii) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables or (iv) indebtedness which is subordinated to any obligation of the Company of the type specified in clauses (a) through (d) above. The effect of clause (iv) is that the Company may not issue, assume or guaranty any indebtedness for money borrowed which is junior to the Senior Debt and senior to the Subordinated Debt. (Subordinated Indenture Section
1401). The Prospectus Supplement related to a particular series of Subordinated Debt will set forth the amount of Senior Indebtedness then outstanding. The Subordinated Indenture does not limit the amount of Senior Indebtedness or other indebtedness that may be issued.

  In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property, (b) that (i) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of principal of or interest or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the Subordinated Debt shall have been declared due and payable upon an Event of Default under the Subordinated Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount unpaid thereon in cash before the holders of any of the Subordinated Debt are entitled to receive a payment on account of the principal, premium, if any, or interest, if any, on such Subordinated Debt.

DENOMINATIONS, REGISTRATION AND TRANSFER

  The Debt Securities will be issuable as Registered Securities without coupons and in denominations of $1,000 or any integral multiple thereof, unless an applicable Prospectus Supplement provides with respect to a series of Debt Securities that such series of Debt Securities will be issued in whole or in part as Bearer Securities and/or in different denominations. Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Securities, as described below under "Global Securities." One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Debt Securities of the series to be represented by such Global Security or Securities. If so provided with respect to a series of Debt Securities, Debt Securities of such series will be issuable solely as Bearer Securities with coupons attached or as both Registered Securities and Bearer Securities. (Section 201).

  In connection with the sale during the "restricted period" as defined in
Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold) no Bearer Security shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities"). A Bearer Security in definitive form (including interests in a permanent Global Security) may be delivered only if the Person entitled to receive such Bearer Security furnishes written certification, in the form required by the applicable Indenture, to the effect that such Bearer Security is not owned by or on behalf of a United States person (as defined under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the Bearer Security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case, (i) or (ii), such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. (Sections 303, 304). See "Global Securities--Bearer Debt Securities" and "Limitations on Issuance of Bearer Securities."

  Registered Securities of any series (other than a Global Security) will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Indenture, definitive Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into definitive Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Any definitive Bearer Security surrendered in exchange for a definitive Registered Security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the definitive Registered Security issued in exchange for such definitive Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. (Section 305). Except as provided in an applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

  Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in each Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed each Trustee as Security Registrar under the applicable Indenture. (Section 305). If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002).

  In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption;
(ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305).

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. (Sections 307 and 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Section 1001). No payment of interest on a Bearer Security will be made unless on the earlier of the date of the first such payment by the Company or the delivery by the Company of the Bearer Security in definitive form (including interests in a permanent Global Security) (the "Certification Date"), a written certificate in the form and to the effect described under "Denominations, Registration and Transfer" is provided to the Company. No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002).

  Unless otherwise indicated in an applicable Prospectus Supplement, as contemplated under "Description of Securities--General", payment of principal of (and premium, if any) and any interest on Registered Securities (other than a Global Security) will be made in U.S. dollars at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 307, 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest payment. (Section 307).

  The principal office of each Trustee under the applicable Indenture in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities and as the Company's Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to Debt Securities (subject to the limitations described above in the case of Bearer Securities) which may be issuable as Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series, and if Debt Securities of a series may be issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The Luxembourg Stock Exchange (the "Stock Exchange") or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series. (Section 1002).

  All moneys paid by the Company to a Paying Agent for the payment of principal of (and premium, if any) or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1003).

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depositary (a "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

  The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Debt Securities which are to be represented by a Global Security in registered form to be deposited with or on behalf of a Depositary will be registered in the name of such Depositary or its nominee. Upon the issuance of a Global Security in registered form, the Depositary for such Global Security will credit the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the Depositary for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payment of principal of, premium, if any, and any interest on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308).

  The Company expects that the Depositary for a permanent Global Security in registered form, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  A Global Security in registered form may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If a Depositary for a permanent Global Security in registered form is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in definitive registered form in exchange for all of the Global Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities in registered form represented by one or more Global Securities and, in such event, will issue Debt Securities in definitive form in exchange for all of the Global
Securities representing such Debt Securities. (Section 305). Further, if the Company so specifies with respect to the Debt Securities of a series in registered form, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Registered Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Registered Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. (Section 305). Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities of such series are issuable as Registered Securities, (b) as Bearer Securities in the denomination, unless otherwise specified by the Company, of $5,000 if the Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities if the Debt Securities of such series are issuable in either form. See, however, "Limitations on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

BEARER DEBT SECURITIES

  If so specified in an applicable Prospectus Supplement, pending the availability of a permanent Global Security, all or any portion of the Debt Securities of a series which may be issuable as Bearer Securities will initially be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel") for credit to the designated accounts. The interests of the beneficial owner or owners in a temporary Global Security in bearer form will be exchangeable for:
(i) in whole, definitive Bearer Securities, (ii) in whole, Senior Debt Securities to be represented thereafter by one or more permanent Global Securities in bearer form, without interest coupons, and/or (iii) in whole or in part, definitive Registered Securities, (the date of such exchange, the "Exchange Date"); provided, however, that if definitive Bearer Securities have previously been issued in exchange for an interest in a permanent Global Security in bearer form representing Senior Debt Securities of the same series, then interests in such Senior Debt Securities (with certain exceptions) shall only thereafter be exchangeable, in whole, for definitive Bearer Securities, definitive Registered Securities, or any combination thereof (with certain exceptions) representing Debt Securities having the same interest rate and Stated Maturity, but only upon written certification in the form and to the effect described under "Denominations, Registration and Transfer" unless such certification has been provided on an earlier interest payment date. The beneficial owner of a Debt Security represented by a permanent Global Security in bearer form may, on the applicable Exchange Date and upon 30 days' notice to the applicable Trustee given through Euroclear or Cedel, exchange its interest in whole for definitive Bearer Securities or, if specified in an applicable Prospectus Supplement, in whole or in part, for definitive Registered Securities of any authorized denomination, provided, however, that if definitive Bearer Securities are issued in partial exchange for Senior Debt Securities represented by such permanent Global Security or by a temporary Global Security in bearer form of the same series, such issuance (with certain exceptions) shall give rise to the exchange of such permanent Global Security in whole for, at the option of the Holders, definitive Bearer Securities, definitive Registered Securities, or any combination thereof. No Bearer Security delivered in exchange for a portion of a permanent Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Sections 303 and 304).

  Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary Global Security in bearer form payable in respect of an Interest Payment Date occurring prior to the issuance of a permanent Global Security in bearer form will be paid to each of Euroclear and Cedel with respect to the portion of the temporary Global Security in bearer form held for its account. Each of Euroclear and Cedel will undertake in such circumstances to credit such interest received by it in respect of a temporary Global Security in bearer form to the respective accounts for which it holds such temporary Global Security in bearer form as of the relevant Interest Payment Date, but only upon receipt in each case of written certification, in the form and to the effect described under "Denomination, Registration and Transfer."

EVENTS OF DEFAULT

  The following are Events of Default under each Indenture: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due;
(b) failure to pay interest, if any, on any Debt Security of that series and any related coupons when due, continued for 30 days; (c) failure to deposit any sinking fund payment or analogous obligation, when due, continued for 30 days, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the applicable Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture; and (e) certain events in bankruptcy, insolvency or reorganization in respect of the Company. (Section 501). In the event Subordinated Debt of a series is issued and sold to an GT Trust or a trustee of such trust in connection with the issuance of Preferred Securities and Common Securities by such GT Trust, the following is an additional Event of Default under the Subordinated Indenture with respect to such series of Subordinated Debt: the GT Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with the (i) distribution of Subordinated Debt to holders of Preferred Securities and Common Securities in liquidation of their interests in the GT Trust, (ii) the redemption of all of the outstanding Preferred Securities and Common Securities of such GT Trust, or (iii) certain mergers, consolidations or amalgamations, each as permitted by such GT Trust's Declaration. Each Indenture may be amended without the consent of Holders to provide for additional Events of Default with respect to any series of Debt Securities then outstanding. In addition, prior to the issuance of any series of Debt Securities, there may be additions to or modifications or deletions of the Events of Default described above with respect to such series of Debt Securities. Any such additions, modifications or deletions will be specified in an applicable Prospectus Supplement. An Event of Default with respect to a particular series of Debt Securities does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under the same or another Indenture. The Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal, premium, if any, or interest) if it considers such withholding to be in the interest of such Holders. (Section
602).

  If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are (i) Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the series, or (ii) Indexed Securities or Dual Currency Securities, the amount determined in accordance with the specified terms of the series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained and entered, the Holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502). For information as to waiver of defaults, see "Meetings, Modification and Waiver." Each Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512). The Company will be required to furnish to each Trustee annually a statement as to the performance by the Company of certain of its obligations under the applicable Indenture and as to any default in such performance. (Section 1006).

SATISFACTION AND DISCHARGE

  Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, each Indenture provides that the Company shall be discharged from its obligations under the Debt Securities of such series (with certain exceptions) at any time prior to the Stated Maturity or redemption thereof when (a) the Company has irrevocably deposited with the applicable Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Debt Securities of such series are payable, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series and (b) the Company has paid all other sums payable with respect to the Debt Securities of such series and (c) certain other conditions are met. Upon such discharge, the Holders of the Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for certain rights, including registration of transfer and exchange of the Debt Securities of such series and replacement of lost, stolen or mutilated Debt Securities, and shall look only to such deposited funds or obligations for payment. (Sections 401 and 403).

DEFEASANCE OF CERTAIN OBLIGATIONS

  If the terms of the Debt Securities of any series so provide, the Company may omit to comply with the restrictive covenants in Section 801 ("Company May Consolidate, Etc., Only on Certain Terms") and any other specified covenant and any such omission with respect to such Sections shall not be an Event of Default with respect to the Debt Securities of such series, if (a) the Company has irrevocably deposited with the applicable Trustee, in trust,
(i) sufficient funds in the currency or currency unit in which the Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Debt Securities of such series are payable and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series or, (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series and (b) certain other conditions are met. The obligations of the Company under the Indenture with respect to the Debt Securities of such series, other than with respect to the covenants referred to above shall remain in full force and effect. (Section 1009).

MEETINGS, MODIFICATION AND WAIVER

  Modifications and amendments of either Indenture may be made by the Company and the applicable Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on, any Debt Security, (b) reduce the principal amount of, or the premium, if any, or interest, if any, on, any Debt Security, (c) change any obligation of the Company to pay additional amounts,
(d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) adversely affect the right of repayment or repurchase, if any, at the option of the Holder, (f) reduce the amount, or postpone the date fixed for, any payment under any sinking fund or analogous provision, (g) change the place or currency or currency unit of payment of principal of or premium, if any, or interest, if any, on any Debt Security, (h) change or eliminate the right, if any, to elect payment in a coin or currency or currency unit other than that in which Debt Securities which are Registered Securities are denominated or stated to be payable, (i) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (j) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults, (k) reduce the requirements contained in either Indenture for quorum or voting, or (l) change any obligation of the Company to maintain an office or agency in the places and for the purposes required in the applicable Indenture. (Section 902); provided, further, that if Subordinated Debt of a series is held by an GT Trust or a trustee of such trust, no such modification or amendment shall be effective until the holders of not less than 66 2/3% of the aggregate liquidation amount of the Trust Securities of the applicable GT Trust shall have consented to such modification or amendment; provided, further, that where a consent under the Subordinated Indenture would require the consent of the holders of more than 66 2/3% of the principal amount of such series of Subordinated Debt, such modification or amendment shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities of the applicable GT Trust shall have consented to such modification or amendment.

  The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture. (Section 1007). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series and any coupons appertaining thereto waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or interest, if any, on any Debt Security of that series or in the payment of any sinking fund installment or analogous obligation or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513). If Subordinated Debt of a series is held by an GT Trust or a trustee of such trust, such waiver shall not be effective until the holders of a majority in aggregate liquidation amount of Trust Securities of the applicable GT Trust shall have consented to such waiver; provided, further, that where a consent under the Subordinated Indenture would require the consent of the holders of more than a majority in principal amount of such series of Subordinated Debt, such waiver shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities of the applicable GT Trust shall have consented to such waiver.

  Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the applicable Trustee, and also, upon request, by the Company or Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302). Except as limited by the proviso in the second preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of 66 2/3% in principal amount of the Outstanding Debt Securities of that series; and provided, further, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series, the persons holding or representing 66 2/3% in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1304).

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company may, without the consent of any Holders of Outstanding Debt Securities, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, the Company, provided that (i) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is organized under the laws of any United States jurisdiction and assumes the Company's obligations on the Debt Securities and under the applicable Indenture, (ii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) certain other conditions are met. (Section 801).

NOTICES

  Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, notices to Holders of Bearer Securities will be given by publication in a daily newspaper in the English language of general circulation in The City of New York and in London, and so long as such Bearer Securities are listed on the Stock Exchange and the Stock Exchange shall so require, in a daily newspaper of general circulation in Luxembourg or, if not practical, elsewhere in Western Europe. Such publication is expected to be made in The Wall Street Journal, the Financial Times and the Luxemburger Wort. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106).

TITLE

  Title to any temporary global Debt Security, any permanent global Debt Security, any Bearer Securities and any coupons appertaining thereto will pass by delivery. The Company, each Trustee and any agent of the Company or the applicable Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308).

REPLACEMENT OF DEBT SECURITIES AND COUPONS

  Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the applicable Trustee. Debt Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the applicable Trustee of the Debt Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to the Company and the applicable Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon an indemnity satisfactory to the applicable Trustee and the Company may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 306).

CONCERNING THE TRUSTEES

  Business and other relationships (including other trusteeships) between, on the one hand, the Company and its affiliates and, on the other hand, the Trustee under the Indenture pursuant to which any of the Debt Securities to which an applicable Prospectus Supplement accompanying this Prospectus relates are described in such Prospectus Supplement.

CERTAIN PROVISIONS APPLICABLE TO GT TRUSTS

  In the event Subordinated Debt of a series is issued and sold to a GT Trust or a trustee of such trust in connection with the issuance of Trust Securities by such GT Trust, such Subordinated Debt subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such GT Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt will be issued to a GT Trust or a trustee of such trust in connection with the issuance of Trust Securities by such GT Trust. In each certificate evidencing Subordinated Debt of a series held by a GT Trust or a trustee of such trust, the Company will covenant that, so long as any Trust Securities issued by such GT Trust remain outstanding, if (i) there shall have occurred any Event of Default under the Subordinated Indenture with respect to such series of Subordinated Debt, (ii) the Company shall be in default with respect to its payment of any obligations under its Guarantee with respect to such GT Trust or (iii) the Company shall have given notice of its election of an Extension Period as provided in the certificate evidencing such Subordinated Debt and shall not have rescinded such notice, or such Extension Period or any extension thereof shall be continuing, then the Company will not, and will not permit any subsidiary to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in interest to such Subordinated Debt or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior in interest to such Subordinated Debt (other than (a) dividends or distributions in common stock of the Company, (b) payments under the applicable Guarantee made by the Company in respect of the Trust Securities of such GT Trust, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans).

  In the event Subordinated Debt of a series is issued to a GT Trust or a trustee of such trust in connection with the issuance of Trust Securities of such GT Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to maintain directly or indirectly 100% ownership of the Common Securities of such GT Trust, (ii) to cause such GT Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by such GT Trust's Declaration, (iii) to use its commercially reasonable efforts to ensure that such GT Trust will not be an "investment company" for purposes of the Investment Company Act and (iv) to take no action that would be reasonably likely to cause such GT Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

  Each GT Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each GT Trust will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under each Declaration. The Preferred Securities will represent undivided beneficial ownership interests in the assets of the GT Trusts and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration. This Prospectus contains a description of all material provisions of each Declaration. The summary of such provisions does not purport to be complete; a copy of the form of such Declarations is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. All capitalized terms set forth below have the meanings specified in the form of Declaration.

  The Preferred Securities will have such terms, including as to Distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration of the GT Trust issuing such Preferred Securities or made part of such Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of an GT Trust for specific terms, including (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such GT Trust, (iii) the annual Distribution Rate (or method of determining such rate) for Preferred Securities issued by such GT Trust and the date or dates upon which such Distributions shall be payable, (iv) whether Distributions on Preferred Securities issued by such GT Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates form which distributions on Preferred Securities issued by such GT Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such GT Trust to the Holders of Preferred Securities of such GT Trust upon voluntary or involuntary dissolution, winding-up or termination of such GT Trust, (vi) the obligation, if any, of such GT Trust to purchase or redeem Preferred Securities issued by such GT Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such GT Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of Preferred Securities issued by such GT Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration of such GT Trust, (viii) the terms and conditions, if any, pursuant to which such Preferred Securities may be converted or exchanged for securities of the Company or any other person; and (ix) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such GT Trust, consistent with the Declaration of such GT Trust and with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

  In connection with the issuance of Preferred Securities, each GT Trust will issue one series of Common Securities, having such terms, including as to Distributions, redemption, voting, liquidation rights or such restrictions, as shall be set forth in the Declaration of the GT Trust issuing such Common Securities or made part of such Declaration by the Trust Indenture Act. The terms of the Common Securities issued by such GT Trust will be substantially identical to the terms of the Preferred Securities issued by such GT Trust. The Common Securities will rank on a parity, and payments will be made thereon pro rata, with such Preferred Securities except that upon a Trust Enforcement Event under the Declaration of such GT Trust, the rights of the holders of such Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the holders of Common Securities of a GT Trust will also be entitled to vote and appoint, remove or replace any of the GT Trustees of such GT Trust. All of the Common Securities of an GT Trust will be directly or indirectly owned by the Company.

  If a Trust Enforcement Event with respect to a Declaration of any GT Trust occurs and is continuing, then the holders of Preferred Securities of such GT Trust would rely on the enforcement by the Property Trustee of its rights as a holder of Subordinated Debt against the Company. In addition, the Holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under such Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of Subordinated Debt.

  An Event of Default under the Subordinated Indenture that has occurred and is continuing constitutes a "Trust Enforcement Event" under the Declaration with respect to any GT Trust, provided that pursuant to such Declaration, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Event with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Preferred Securities and only the Holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration, and therefore the Subordinated Indenture.

  Upon the occurrence of a Trust Enforcement Event, the Property Trustee, as the holder of Subordinated Debt, will have the right under the Subordinated Indenture to declare the principal of and premium, if any, and interest on such Subordinated Debt to be immediately due and payable.

  If the Property Trustee fails to enforce its rights with respect to Subordinated Debt, any Holder of Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under such Subordinated Debt without first instituting any legal proceeding against the Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of and premium, if any, and interest or other required payments on Subordinated Debt on the date such interest, principal or other payment is otherwise payable, then a Holder of Preferred Securities of such GT Trust may, on or after the respective due dates specified in such Subordinated Debt, institute a proceeding directly against the Company under the Subordinated Indenture for enforcement of payment on such Subordinated Debt having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such Holder (a "Direct Action"). In connection with such Direct Action, the rights of the Company will be subrogated to the rights of such Holder of Preferred Securities under such Declaration to the extent of any payment made by the Company to such Holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a Holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such Holder receives or has already received full payment with respect to such unpaid distribution from a GT Trust. The Holders of Preferred Securities of a GT Trust will not be able to exercise directly any other remedy available to the holders of Subordinated Debt.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by the Company concurrently with the issuance by a GT Trust of Preferred Securities for the benefit of the Holders from time to time of such Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). This Prospectus contains a description of all material provisions of each Guarantee. The summary of such provisions does not purport to be complete; a copy of the form of such Guarantees is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. All capitalized terms set forth below have the meanings specified in the form of Guarantee. The Guarantee Trustee will hold each Guarantee for the benefit of the Holders of the Preferred Securities of a GT Trust.

GENERAL

  Pursuant to and to the extent set forth in each Guarantee, and except as otherwise set forth in the applicable Prospectus Supplement, the Company will irrevocably and unconditionally agree to pay in full the Guarantee Payments (as defined below) to the Holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such GT Trust may have or assert. The following payments or Distributions with respect to the Preferred Securities, to the extent not paid by or on behalf of such GT Trust (the "Guarantee Payments"), will be subject to such Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such GT Trust has sufficient funds available therefor at the time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such GT Trust has sufficient funds available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such GT Trust (unless Subordinated Debt are distributed to Holders of the Preferred Securities), the lesser of (a) the aggregate liquidation amount of the Preferred Securities and all accumulated and unpaid Distributions thereon to the date of payment and
(b) the amount of assets of such GT Trust remaining available for distribution to Holders of such Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the Holders of the applicable Preferred Securities or by causing such GT Trust to pay such amounts to such Holders.

  Each Guarantee will apply only to the extent that the applicable GT Trust has sufficient funds available to make such payments. If the Company does not make interest payments on Subordinated Debt held by an GT Trust, such GT Trust will not be able to pay Distributions on the Preferred Securities issued by such GT Trust and will not have funds legally available therefor.

  The Company will also irrevocably and unconditionally guarantee the obligations of any GT Trust with respect to such GT Trust's Common Securities to the same extent as the Guarantee of the Preferred Securities of such GT Trust, except that upon the occurrence and the continuation of a Trust Enforcement Event with respect to such GT Trust, holders of such Preferred Securities shall have a priority over holders of such Common Securities with respect to Distributions and payments on liquidation, redemption or otherwise.

  The Company will, through the Declaration, the Guarantee, the Subordinated Debt and the Subordinated Indenture, taken together, fully and unconditionally guarantee each GT Trust's obligations under the Preferred Securities of such GT Trust. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of each GT Trust's obligations under the Preferred Securities of such GT Trust.

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) on a parity with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred securities of any affiliate of the Company and (iii) senior to the Company's common stock. The Guarantees will not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company.

  Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under a Guarantee without first instituting a legal proceeding against any other person or entity). Each such Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the applicable GT Trust or upon distribution of Subordinated Debt to the holders of the applicable Preferred Securities in exchange for all such Preferred Securities.

CERTAIN COVENANTS OF THE COMPANY

  In each Guarantee, the Company will covenant that, so long as any Trust Securities issued by the applicable GT Trust remain outstanding, if (i) there shall have occurred any Event of Default under the Subordinated Indenture with respect to the applicable series of Subordinated Debt held by such GT Trust,
(ii) the Company shall be in default with respect to its payment of any obligations under such Guarantee or (iii) the Company shall have given notice of its election of an Extension Period as provided in the certificate evidencing such Subordinated Debt and shall not have rescinded such notice, or such Extension Period or any extension thereof shall be continuing, then the Company will not, and will not permit any subsidiary to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in interest to Subordinated Debt or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior in interest to such Subordinated Debt (other than (a) dividends or distributions in common stock of the Company, (b) payments under the applicable Guarantee made by the Company in respect of the Trust Securities of such GT Trust, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans).

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities to which a Guarantee relates (in which case no consent of such holders will be required), a Guarantee may not be amended without the prior approval of the holders of not less than 66 2/3% of the aggregate liquidation amount of the outstanding Preferred Securities to which a Guarantee relates. The manner of obtaining any such approval will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under a Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The Holders of not less than a majority in aggregate liquidation amount of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  If the Guarantee Trustee fails to enforce a Guarantee, then any Holder of Preferred Securities to which such Guarantee relates may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under such Guarantee, without first instituting a legal proceeding against the GT Trust that issued such Preferred Securities, the Guarantee Trustee or any other person or entity.

  The Company, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under any outstanding Guarantees.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of a Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to a Guarantee (that has not been cured or waived) that is actually known to a responsible officer of the Guarantee Trustee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any Holder of Preferred Securities to which such Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

  Each Guarantee will terminate as to the Preferred Securities issued by a GT Trust and be of no further force and effect upon full payment of the Redemption Price of all Preferred Securities of such GT Trust, upon full payment of the amounts payable upon liquidation of such GT Trust or upon distribution of Subordinated Debt held by such GT Trust to the holders of the Preferred Securities of such GT Trust in exchange for all of the Preferred Securities of such GT Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of related Preferred Securities issued by a GT Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

  The Guarantees will be governed by and construed and interpreted in accordance with the laws of the State of Minnesota.

                          DESCRIPTION OF COMMON STOCK

  As of December 31, 1997, 141,595,989 shares of Common Stock of the Company were outstanding. An aggregate of 258,404,016 shares, $.01 par value, remain authorized and unissued. As of December 31, 1997, an aggregate of 13,833,752 of such authorized, unissued shares have been reserved for issuance pursuant to stock option and incentive plans. Subject to any prior rights of any Preferred Stock then outstanding, holders of the Common Stock are entitled to receive such dividends as are declared by the Board of Directors of the Company out of funds legally available therefor. Subject to the rights, if any, of any Preferred Stock then outstanding, all voting rights are vested in the holders of Common Stock, each share being entitled to one vote. Subject to any prior rights of any such Preferred Stock, in the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them. Holders of shares of Common Stock do not have any preemptive right to subscribe for any additional securities which may be issued by the Company. The outstanding shares of Common Stock are fully paid and nonassessable. The transfer agent and registrar for the Common Stock is Firstar Trust Company, Milwaukee, Wisconsin.

                        DESCRIPTION OF PREFERRED STOCK

  The following is a description of certain general terms and provisions of the Preferred Stock. The particular terms of any series of any such Preferred Stock will be described in an applicable Prospectus Supplement. If so indicated in such a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

  The summary of terms of any Preferred Stock contained in this Prospectus and in an applicable Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), filed as an exhibit to the Registration Statements of which this Prospectus is a part, and the certificate of designations relating to such series of Preferred Stock (the "Certificate of Designation"), the form of which is filed as an exhibit to the Registration Statement and which will be filed with the Secretary of State of Delaware, at or prior to the time of issuance of such series of Preferred Stock.

GENERAL

  The Restated Certificate of Incorporation authorizes the issuance of 15,000,000 shares of Preferred Stock, $.01 par value per share. As of December 31, 1997, no shares of Preferred Stock were issued and outstanding.

  Subject to the Restated Certificate of Incorporation and to any limitations contained in then outstanding Preferred Stock, the Company may issue additional classes or series of Preferred Stock, at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof shall determine, all without further action of the stockholders, including holders of then outstanding Preferred Stock, of the Company.

  The Preferred Stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in an applicable Prospectus Supplement. Reference is made to such Prospectus Supplement for specific terms, including (1) the designation of such Preferred Stock; (2) the number of shares of such Preferred Stock, the liquidation preference per share and the initial offering price of such Preferred Stock; (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock; (4) the date from which dividends on such Preferred Stock shall accumulate, if applicable; (5) the procedures for any auction and remarketing, if any, of such Preferred Stock; (6) the provision of a sinking fund, if any, for such Preferred Stock; (7) the provision for redemption, if applicable, of such Preferred Stock; (8) any listing of such Preferred Stock on any securities exchange; (9) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into or exchangeable for the Company's common stock or other securities, and whether at the option of the holder thereof or the Company; (10) whether such Preferred Stock will rank senior or junior to or on a parity with any other class or series of Preferred Stock; (11) the voting rights, if any, of such Preferred Stock; (12) any conversion or exchange rights of such Preferred Stock; (13) whether the Company has elected to offer Depositary Shares with respect to such Preferred Stock as described below under "Depositary Shares";
(14) any other specific terms, preferences, rights limitations or restrictions of such Preferred Stock; and (15) a discussion of Federal income tax considerations applicable to such Preferred Stock.

  The Preferred Stock will, when issued, be fully paid and non-assessable.

RANK

  Each series of Preferred Stock will, with respect to dividends or upon liquidation, dissolution or winding up, rank (i) senior to all common stock of the Company, and to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank junior to such Preferred Stock (collectively referred to as "Junior Securities"); (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with such Preferred Stock (collectively referred to as "Parity Preferred Stock"); and
(iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to such Preferred Stock (collectively referred to as "Senior Securities").

DIVIDENDS

  Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends payable on such dates and at such rates per share per annum as set forth in an applicable Prospectus Supplement. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company (or, if applicable, the records of the Depositary referred to below under "Depositary Shares") on such record dates as will be fixed by the Board of Directors or a duly authorized committee thereof, or specified in such Prospectus Supplement. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Preferred Stock, dividends for all dividend payment periods of such Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of Preferred Stock next preceding such dividend payment date, on the other hand.

  Except as set forth in the preceding sentence, unless full cumulative dividends on the Preferred Stock have been paid through the most recently completed dividend period for such Preferred Stock, no dividends (other than in the Company's common stock) may be paid or declared and set aside for payment or other distribution made upon such common stock or on any other stock of the Company that are Junior Securities or Parity Preferred Stock as to dividends, nor may any the Company's common stock or shares of any other stock of the Company that are Junior Securities or Parity Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Company in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of such Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment), provided that any such Junior Securities or Parity Preferred Stock or the Company's common stock may be converted into or exchanged for shares of stock that are Junior Securities as to dividends.

  Payment of dividends on any series of Preferred Stock may be restricted by loan agreements, indentures or other transactions entered into by the Company.

CONVERTIBILITY

  No series of Preferred Stock offered hereby will be convertible into, or exchangeable for, other securities or property except as set forth in an applicable Prospectus Supplement.

REDEMPTION AND SINKING FUND

  No series of Preferred Stock offered hereby will be redeemable or receive the benefit of a sinking fund except as set forth in an applicable Prospectus Supplement.

LIQUIDATION

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of any series of Preferred Stock then outstanding shall be entitled to receive out of the assets of the Company available for distribution to its stockholders, after any distribution is made to or set aside for holders of Senior Securities and before any distribution is made to holders of Junior Securities, the liquidation preference per share specified in an applicable Prospectus Supplement, if any, in each case together with any accumulated and unpaid dividends. After payment of the full amount of the liquidation preference and such dividends, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. If, upon any liquidation, dissolution or winding up of the assets of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. Neither a consolidation or merger of the Company with or into any other corporation, nor a merger of any other corporation with or into the Company, nor a sale or transfer of all or any part of the Company's assets shall be considered a liquidation, dissolution or winding up of the Company.

  The Restated Certificate of Incorporation does not contain any language requiring funds to be set aside to protect the liquidation preference of the Preferred Stock, although such liquidation preference may be substantially in excess of the par value of the Preferred Stock. In addition, the Company is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of the Company) that requires a restriction upon the surplus of the Company solely because the liquidation preference of Preferred Stock will exceed its par value. Consequently, there will be no restriction upon surplus of the Company solely because the liquidation preference of Preferred Stock will exceed the par value and there will be no remedies available to holders of Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation of the Company, solely by reason of the fact that such dividend would reduce the surplus of the Company to an amount less than the difference between the liquidation preference of Preferred Stock and its par value.

VOTING

  Except as provided by Delaware law, no series of Preferred Stock will be entitled to vote except as provided in an applicable Prospectus Supplement.

MISCELLANEOUS

  The holders of Preferred Stock will have no preemptive rights. Shares of Preferred Stock redeemed or otherwise reacquired by the Company shall be retired and, upon the taking of any action required by applicable law, resume the status of authorized and unissued shares of Preferred Stock undesignated as to series, and shall be available for subsequent issuance. The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in an applicable Prospectus Supplement, the Restated Certificate of Incorporation or the related Certificate of Designation or as otherwise required by law. Neither the par value nor the liquidation preference is indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for each series of Preferred Stock will be described in an applicable Prospectus Supplement.

DEPOSITARY SHARES

  General. The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

  The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

  The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

  Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense. In addition, subject to the terms of the Deposit Agreement, holders of Depositary Shares are entitled to withdraw and receive, upon surrender of Depositary Receipts, certificates evidencing the fractional number of shares of Preferred Stock represented by such Depositary Receipts.

  Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

  In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

  Redemption of Depositary Shares. If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

  Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

  Amendment and Termination of the Depositary Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

  Changes of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of Preferred Stock upon surrender of Depositary Receipts, as are expressly provided in the Deposit Agreement to be for their accounts.

  Miscellaneous. The Depositary will forward to holders of Depositary Receipts all reports and communications from the Company that are delivered to the Depositary and which the Company is required to furnish to the holders of the Preferred Stock.

  Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

  Resignation and Removal of Depositary. The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                           AND STOCK PURCHASE UNITS

  The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The consideration per share of Preferred Stock or Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U. S. Treasury securities, securing the holders' obligations to purchase the Preferred Stock or the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

  The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                            FOREIGN CURRENCY RISKS

GENERAL

  The Debt Securities of a series may be denominated in and the principal of, and any interest or premium on, such Debt Securities may be payable in such foreign currencies or currency units as may be designated by the Company at the time of offering (the "Foreign Currency Securities"). A description of material risks relating to a particular series of Foreign Currency Securities will be set forth in the applicable Prospectus Supplement or Prospectus Supplements.

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Foreign Currency Securities entails significant risks that are not associated with a similar investment in a security denominated in United States dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the United States dollar and the currency or currency unit designated in the applicable Prospectus Supplement (the "Specified Currency") and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events over which the Company has no control. In recent years, rates of exchange between the United States dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Security. Depreciation of the Specified Currency applicable to a Foreign Currency Security against the United States dollar would result in a decrease in the United States dollar-equivalent yield of such Security (or the Debt Security purchasable upon exercise of any Debt Warrant), in the United States dollar-equivalent value of the principal repayable at maturity of such Security (or the Security purchasable upon exercise of such Debt Warrant) and, generally, in the United States dollar-equivalent market value of such Security.

  Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Security's maturity (or the maturity of the Debt Security issuable upon exercise of a Debt Warrant). Even if there are no exchange controls, it is possible that the Specified Currency for any particular Foreign Currency Security would not be available at such Debt Security's maturity (or the maturity of the Debt Security issuable upon exercise of a Debt Warrant) due to other circumstances beyond the control of the Company.

JUDGMENTS

  If an action based on Foreign Currency Securities were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Securities only in United States dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into United States dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Under current New York law, a state court in the State of New York rendering a judgment on a Foreign Currency Security would be required to render such judgment in the Specified Currency in which such Foreign Currency Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. Holders of Foreign Currency Securities would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the applicable Trustee converts United States dollars to the Specified Currency for payment of the judgment.

LIMITED FACILITIES FOR CONVERSION

  Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks generally do not offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on Foreign Currency Securities will, unless otherwise specified in the applicable Prospectus Supplement or Prospectus Supplements, be made from an account with a bank located in the country issuing the Specified Currency (or, with respect to Foreign Currency Securities denominated in ECUs, Brussels).

                             PLAN OF DISTRIBUTION

  The Company may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. The applicable Prospectus Supplement or Prospectus Supplements will set forth the terms of the offering of the Securities, including the name or names of any agents, underwriters or dealers, the purchase price of the Securities and the proceeds to be received by the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or reallowed or paid to dealers or agents. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

  In connection with the sale of the Securities, underwriters or agents may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

  Underwriters, dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Such underwriters, dealers and agents may be entitled under agreements which may be entered into by the Company to indemnification by the Company against and contribution toward certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The Securities may be distributed in one or more transactions from time to time at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement or Prospectus Supplements pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement or Prospectus Supplements. There may be limitations on the minimum amount which may be purchased pursuant to Contracts or on the aggregate amount of Securities which may be sold pursuant to Contracts. Any such limitations will be set forth in the applicable Prospectus Supplement or Prospectus Supplements. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. The obligations of any purchaser under any Contract will not be subject to any conditions except (1) the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (2) if Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by Contracts.

  The Securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

  In connection with the offering of the Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities during and after the offering. Specifically, the Underwriters may over-allot or otherwise create a short position in the Securities for their own account by selling more Securities than have been sold to them by the Company. The Underwriters may elect to cover any such short position by purchasing Securities in the open market. In addition, the Underwriters may stabilize or maintain the price of the Securities by bidding for or purchasing Securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Securities to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

  Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company or the GT Trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company or the GT Trust and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

  Certain of the underwriters, dealers and/or agents and their associates may be customers of, engage in transactions with and perform services for the Company, including its subsidiaries, in the ordinary course of business.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their report given upon their authority as experts in accounting and auditing.

                            VALIDITY OF SECURITIES

  Unless otherwise indicated in an applicable Prospectus Supplement, the validity of the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units, Preferred Securities and Guarantees offered hereby will be passed upon for the Company by Dorsey & Whitney LLP, Minneapolis, Minnesota.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT OR PRO-SPECTUS SUPPLEMENTS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDER-WRITER OR AGENT. THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT OR PROSPECTUS SUPPLEMENTS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY AND THEREBY IN ANY JURIS-DICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURIS-DICTION. THE DELIVERY OF THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLE-MENT OR PROSPECTUS SUPPLEMENTS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                                ---------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   3
Incorporation of Certain Documents by Reference...........................   3
Green Tree Financial Corporation..........................................   4
The GT Trusts.............................................................   4
Risk Factors..............................................................   6
Use of Proceeds...........................................................   7
Ratios of Earnings to Combined Fixed Charges and Preferred Stock
 Dividends................................................................   7
Description of Debt Securities............................................   7
Description of Preferred Securities.......................................  19
Description of Guarantees.................................................  21
Description of Common Stock...............................................  24
Description of Preferred Stock............................................  24
Description of Stock Purchase Contracts and Stock Purchase Units..........  29
Foreign Currency Risks....................................................  30
Plan of Distribution......................................................  31
Experts...................................................................  33
Validity of Securities....................................................  33

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

            [LOGO OF GREENTREE FINANCIAL CORPORATION APPEARS HERE]

                                    $

DEBT SECURITIES, COMMON STOCK,PREFERRED STOCK,DEPOSITARY SHARES,STOCK PURCHASE
                      CONTRACTS AND STOCK PURCHASE UNITS

                              GT CAPITAL TRUST I
                              GT CAPITAL TRUST II
                             GT CAPITAL TRUST III
                              GT CAPITAL TRUST IV
                          TRUST PREFERRED SECURITIES,
                     FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY
                       GREEN TREE FINANCIAL CORPORATION

                                ---------------

                                  PROSPECTUS

                                ---------------

                                         , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      SEC registration fee................................................ $295
      Accountants' fees and expenses......................................    *
      Attorneys' fees and expenses........................................    *
      Trustee's and Depositary fees and expenses..........................    *
      Printing and engraving expenses.....................................    *
      Fees and expenses of trustees.......................................    *
      State qualification fees and expenses...............................    *
      Rating agencies' fees...............................................    *
      Miscellaneous.......................................................    *
                                                                           ----
          Total........................................................... $  *
                                                                           ====

--------
   * To be supplied by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Green Tree Financial Corporation is incorporated under the laws of Delaware.
Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where and officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  The Certificate of Incorporation and Bylaws of Green Tree Financial Corporation provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

  Green Tree Financial Corporation maintains a directors' and officers' insurance policy.

  In the Underwriting Agreements, forms of which are filed as Exhibit 1.1 and
1.3 hereto, and in the Distribution Agreement, a form of which is filed as
Exhibit 1.2 hereto, the Underwriters and the Agents, respectively, will agree to indemnify, under certain conditions, the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Act") against certain liabilities.

ITEM 16. LIST OF EXHIBITS

  *1.1  Form of Underwriting Agreement for Debt Securities
  *1.2  Form of Underwriting Agreement for Common Stock
  *1.3  Form of Underwriting Agreement for Preferred Stock
  *1.4  Form of Underwriting Agreement for Depositary Shares
  *1.5  Form of Underwriting Agreement for Preferred Securities
  *1.6  Form of Underwriting Agreement for Stock Purchase Contracts and Stock
        Purchase Units
   4.1  Indenture dated as of September 1, 1992 between Green Tree Financial
        Corporation and U.S. Bank Trust National Association (f/k/a First Trust
        National Association) (incorporated by reference to Exhibit 4.1 to
        Registration Statement No. 33-51804)
  *4.2  Form of Indenture with respect to Subordinate Debt
  *4.3  Form of Senior Debt Security--Fixed Rate Note
  *4.4  Form of Senior Debt Security--Variable Rate Note
  *4.5  Form of Subordinate Debt Security--Fixed Rate Note
  *4.6  Form of Subordinate Debt Security--Variable Rate Note
  *4.7  Form of Subordinated Debt Security to be issued to each GT Trust
  *4.8  Form of Certificate of Designations with respect to the Preferred Stock
  *4.9  Form of Deposit Agreement with respect to the Depositary Shares
        (including the form of Depositary Receipt to be issued thereunder)
  *4.10 Form of Stock Purchase Contract
  *4.11 Form of Stock Purchase Unit
  *4.12 Certificate of Trust of GT Capital Trust I
  *4.13 Certificate of Trust of GT Capital Trust II
  *4.14 Certificate of Trust of GT Capital Trust III
  *4.15 Certificate of Trust of GT Capital Trust IV
  *4.16 Declaration of Trust of GT Capital Trust I
  *4.17 Declaration of Trust of GT Capital Trust II
  *4.18 Declaration of Trust of GT Capital Trust III
  *4.19 Declaration of Trust of GT Capital Trust IV
  *4.20 Form of Amended and Restated Declaration of Trust for each GT Trust
        (including the forms of Preferred Security and Common Security to be issued thereunder)
  *4.21 Form of Guarantee with respect to the Preferred Securities of each GT
        Trust
  *5.1 Opinion and consent of Dorsey & Whitney LLP as to the validity of the Debt Securities, Common Stock Preferred Stock, Depositary Shares, Stock
        Purchase Contracts, Stock Purchase Units and Guarantees of Green Tree
        Financial Corporation
  *5.2 Opinion and consent of Richards, Layton & Finger as to the validity of the Preferred Securities of the GT Trusts
 *12    Computation of ratio of earnings to fixed charges for the year ended
        December 31, 1997

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 *23.1   Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
 *23.2   Consent of Richards, Layton & Finger (included in Exhibit 5.2)
 *23.3   Consent of KPMG Peat Marwick LLP, Independent Auditors
  24     Power of Attorney (included on page II-5)
  25.1   Form T-1 Statement of Eligibility and Qualification under Trust
         Indenture Act of 1939 ("Form T-1") of U.S. Bank Trust National
         Association (f/k/a First Trust National Association) as Trustee under the Indenture with respect to the Senior Debt Securities (incorporated by reference to Exhibit 25.1 to Registration Statement No. 33-51804)
 *25.2   Form T-1 of U.S. Bank Trust National Association (f/k/a First Trust
         National Association) as Trustee under the Indenture with respect to the Subordinated Debt Securities
 *25.3   Form T-1 of Wilmington Trust Company as Trustee under the Declaration of Trust of GT Capital Trust I
 *25.4   Form T-1 of Wilmington Trust Company as Trustee under the Declaration of Trust of GT Capital Trust II
 *25.5   Form T-1 of Wilmington Trust Company as Trustee under the Declaration of Trust of GT Capital Trust III
 *25.6   Form T-1 of Wilmington Trust Company as Trustee under the Declaration of Trust of GT Capital Trust IV
 *25.7   Form T-1 of Wilmington Trust Company as Guarantee Trustee under the
         Preferred Securities Guarantee of Green Tree Financial Dorporation for
         the benefit of holders of Trust Securities of GT Capital Trust I
 *25.8   Form T-1 of Wilmington Trust Company as Guarantee Trustee under the
         Preferred Securities Guarantee of Green Tree Financial Dorporation for
         the benefit of holders of Trust Securities of GT Capital Trust II
 *25.9   Form T-1 of Wilmington Trust Company as Guarantee Trustee under the
         Preferred Securities Guarantee of Green Tree Financial Dorporation for
         the benefit of holders of Trust Securities of GT Capital Trust III
 *25.10  Form T-1 of Wilmington Trust Company as Guarantee Trustee under the
         Preferred Securities Guarantee of Green Tree Financial Dorporation for
         the benefit of holders of Trust Securities of GT Capital Trust IV

--------
* To be filed by amendment.

ITEM 17. UNDERTAKINGS

   Each of the undersigned registrants hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Each of undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAINT PAUL, STATE OF MINNESOTA, ON THE 16TH DAY OF MARCH, 1998.

                                         Green Tree Financial Corporation


                                         By         /s/ Scott T. Young
                                            -----------------------------------
                                                     SCOTT T. YOUNG
                                               Senior Vice President and
                                                       Controller

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED. EACH PERSON WHOSE SIGNATURE TO THIS REGISTRATION STATEMENT APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS JOEL H. GOTTESMANN AND SCOTT T. YOUNG AND EACH OF THEM, AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION, TO SIGN ON HIS BEHALF INDIVIDUALLY AND IN THE CAPACITY STATED BELOW AND TO PERFORM ANY ACTS NECESSARY TO BE DONE IN ORDER TO FILE ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, AND ANY AND ALL INSTRUMENTS OR DOCUMENTS FILED AS PART OF OR IN CONNECTION WITH THIS REGISTRATION STAATEMENT OR THE AMENDMENTS THERETO AND EACH OF THE UNDERSIGNED DOES HEREBY RATIFY AND CONFORM ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, OR HIS SUBSTITUTES, SHALL DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURE                       TITLE                 DATE

        /s/ Lawrence M. Coss          Chairman of the         March 16, 1998
------------------------------------   Board and Chief
          LAWRENCE M. COSS             Executive Officer
                                       (Principal
                                       Executive Officer
                                       and Director)

         /s/ Edward L. Finn           Executive Vice          March 16, 1998
------------------------------------   President and
           EDWARD L. FINN              Chief Financial
                                       Officer (Principal
                                       Financial Officer)

         /s/ Scott T. Young           Senior Vice             March 16, 1998
------------------------------------   President and
           SCOTT T. YOUNG              Controller
                                       (Principal
                                       Accounting
                                       Officer)

        /s/ Richard G. Evans          Director
------------------------------------                          March 16, 1998
          RICHARD G. EVANS

          /s/ W. Max McGee            Director
------------------------------------                          March 16, 1998
            W. MAX MCGEE

      /s/ Robert S. Nickoloff         Director
------------------------------------                          March 16, 1998
        ROBERT S. NICKOLOFF

  Pursuant to the requirements of the Securities Act of 1933, GT Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota on March 16, 1998.

                                          GT CAPITAL TRUST I

                                          By: Green Tree Financial
                                          Corporation, as Depositor

                                          By: /s/ Scott T. Young
                                             ----------------------------------
                                            Name:Scott T. Young
                                            Title:Senior Vice President and
                                            Controller

  Pursuant to the requirements of the Securities Act of 1933, GT Capital Trust II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota on March 16, 1998.

                                          GT CAPITAL TRUST II

                                          By: Green Tree Financial
                                          Corporation, as Depositor

                                          By: /s/ Scott T. Young
                                             ----------------------------------
                                            Name:Scott T. Young
                                            Title:Senior Vice President and
                                            Controller

  Pursuant to the requirements of the Securities Act of 1933, GT Capital Trust III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota on March 16, 1998.

                                          GT CAPITAL TRUST III

                                          By: Green Tree Financial
                                          Corporation, as Depositor

                                          By: /s/ Scott T. Young
                                             ----------------------------------
                                            Name:Scott T. Young
                                            Title:Senior Vice President and
                                            Controller

  Pursuant to the requirements of the Securities Act of 1933, GT Capital Trust IV certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota on March 16, 1998.

                                          GT CAPITAL TRUST IV

                                          By: Green Tree Financial
                                          Corporation, as Depositor

                                          By: /s/ Scott T. Young
                                             ----------------------------------
                                            Name:Scott T. Young
                                            Title:Senior Vice President and
                                            Controller

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  *1.1   Form of Underwriting Agreement for Debt Securities
  *1.2   Form of Underwriting Agreement for Common Stock
  *1.3   Form of Underwriting Agreement for Preferred Stock
  *1.4   Form of Underwriting Agreement for Depositary Shares
  *1.5   Form of Underwriting Agreement for Preferred Securities
  *1.6   Form of Underwriting Agreement for Stock Purchase Contracts and Stock
         Purchase Units
   4.1   Indenture dated as of September 1, 1992 between Green Tree Financial
         Corporation and U.S. Bank Trust National Association (f/k/a First
         Trust National Association) (incorporated by reference to Exhibit 4.1 to Registration Statement No. 33-51804)
  *4.2   Form of Indenture with respect to Subordinate Debt
  *4.3   Form of Senior Debt Security--Fixed Rate Note
  *4.4   Form of Senior Debt Security--Variable Rate Note
  *4.5   Form of Subordinate Debt Security--Fixed Rate Note
  *4.6   Form of Subordinate Debt Security--Variable Rate Note
  *4.7   Form of Subordinated Debt Security to be issued to each GT Trust
  *4.8   Form of Certificate of Designations with respect to the Preferred
         Stock
  *4.9   Form of Deposit Agreement with respect to the Depositary Shares
         (including the form of Depositary Receipt to be issued thereunder)
  *4.10  Form of Stock Purchase Contract
  *4.11  Form of Stock Purchase Unit
  *4.12  Certificate of Trust of GT Capital Trust I
  *4.13  Certificate of Trust of GT Capital Trust II
  *4.14  Certificate of Trust of GT Capital Trust III
  *4.15  Certificate of Trust of GT Capital Trust IV
  *4.16  Declaration of Trust of GT Capital Trust I
  *4.17  Declaration of Trust of GT Capital Trust II
  *4.18  Declaration of Trust of GT Capital Trust III
  *4.19  Declaration of Trust of GT Capital Trust IV
  *4.20  Form of Amended and Restated Declaration of Trust for each GT Trust
         (including the forms of Preferred Security and Common Security to be issued thereunder)
  *4.21  Form of Guarantee with respect to the Preferred Securities of each GT
         Trust
  *5.1   Opinion and consent of Dorsey & Whitney LLP as to the validity of the
         Debt Securities, Common Stock Preferred Stock, Depositary Shares,
         Stock Purchase Contracts, Stock Purchase Units and Guarantees of Green
         Tree Financial Corporation
  *5.2   Opinion and consent of Richards, Layton & Finger as to the validity of the Preferred Securities of the GT Trusts
 *12     Computation of ratio of earnings to fixed charges for the year ended
         December 31, 1997

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 *23.1   Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
 *23.2   Consent of Richards, Layton & Finger (included in Exhibit 5.2)
 *23.3   Consent of KPMG Peat Marwick LLP, Independent Auditors
  24     Power of Attorney (included on page II-5)
  25.1   Form T-1 Statement of Eligibility and Qualification under Trust
         Indenture Act of 1939 ("Form T-1") of U.S. Bank Trust National
         Association (f/k/a First Trust National Association) as Trustee under the Indenture with respect to the Senior Debt Securities (incorporated by reference to Exhibit 25.1 to Registration Statement No. 33-51804)
 *25.2   Form T-1 of U.S. Bank Trust National Association (f/k/a First Trust
         National Association) as Trustee under the Indenture with respect to the Subordinated Debt Securities
 *25.3   Form T-1 of Wilmington Trust Company as Trustee under the Declaration of Trust of GT Capital Trust I
 *25.4   Form T-1 of Wilmington Trust Company as Trustee under the Declaration of Trust of GT Capital Trust II
 *25.5   Form T-1 of Wilmington Trust Company as Trustee under the Declaration of Trust of GT Capital Trust III
 *25.6   Form T-1 of Wilmington Trust Company as Trustee under the Declaration of Trust of GT Capital Trust IV
 *25.7   Form T-1 of Wilmington Trust Company as Guarantee Trustee under the
         Preferred Securities Guarantee of Green Tree Financial Dorporation for
         the benefit of holders of Trust Securities of GT Capital Trust I
 *25.8   Form T-1 of Wilmington Trust Company as Guarantee Trustee under the
         Preferred Securities Guarantee of Green Tree Financial Dorporation for
         the benefit of holders of Trust Securities of GT Capital Trust II
 *25.9   Form T-1 of Wilmington Trust Company as Guarantee Trustee under the
         Preferred Securities Guarantee of Green Tree Financial Dorporation for
         the benefit of holders of Trust Securities of GT Capital Trust III
 *25.10  Form T-1 of Wilmington Trust Company as Guarantee Trustee under the
         Preferred Securities Guarantee of Green Tree Financial Dorporation for
         the benefit of holders of Trust Securities of GT Capital Trust IV
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* To be filed by amendment.